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                                                                       EXHIBIT 4


                         RESTRICTIVE COVENANT AGREEMENT
                                       OF
                            STAR SERVICES GROUP, INC.

                  AGREEMENT, made this 1st day of March, 2000 by and between STAR SERVICES GROUP, INC., a Florida corporation having its principal office located at 2075 N. Powerline Road, Pompano Beach, Florida 33069, (hereinafter referred to as "CORPORATION"), ALLIED ROLLOFF HOLDINGS, INC. ("ALLIED"), a Florida corporation with an office at 9390 N.W. 109th Street, Medley, Florida 33178 and ATF Holdings, Inc., a Florida corporation with an office at 9390 N.W. 109th Street, Medley, Florida 33178 (hereinafter referred to as "ATF").

                              W I T N E S S E T H:

         WHEREAS, Allied has been engaged in the rolloff container business (the "BUSINESS"); and

         WHEREAS, ALLIED, a corporation of which ATF is a shareholder, is this day selling certain of its assets to the CORPORATION; and

         WHEREAS, ATF shall be ceasing the active conduct of the Business in Palm Beach, Broward and Dade Counties in the State of Florida; and

         WHEREAS, the CORPORATION is concerned with protecting the value of its assets; and

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         (a) The term of this Restrictive Agreement shall be five (5) years from the date hereof.






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         (b) The area covered by this Agreement is Palm Beach County, Broward
County, and Dade County in the State of Florida.

         (c) During the term of this Agreement, ATF will not disclose to the CORPORATION'S competitors the list of the CORPORATION'S customers or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor will ATF service said customers in any way either directly or indirectly in the rolloff, collection or commercial garbage collection business; provided, however, that ATF may continue directly or indirectly to service such customers in other businesses, including but not limited to the right to remove construction and demolition debris only in trailers and/or dump trucks; ATF will not seek to convert rolloff customers to dump truck and /or trailer customers;

         (d) Since ATF has had and will have access to information pertaining to the business of the CORPORATION which may be secret and confidential, including but not limited to, customer lists, ATF agrees that for a period of five (5) years from the date hereof will not, without express approval of the Board of Directors of the CORPORATION, directly or indirectly, own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any business similar to the Business including rolloff collection business and commercial garbage collection business, nor will they disclose in any manner, directly or indirectly, the CORPORATION'S list of customers to any person, firm, corporation, association or other entity, or use such information in any way; provided, however, that ATF may continue directly or indirectly to service such customers in other business including, but not limited to, the right to have ATF and its affiliates remove construction and demolition debris only in trailers and/or dump trucks; ATF will not seek to convert rolloff customers to trailer and/or dump truck customers.






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         (e) Provided, however, that the foregoing restrictions shall not preclude ATF from the passive ownership of less than two (2%) percent of the voting securities of any company whose securities are traded on a national securities exchange or in the over-the-counter market.

         (f) The parties hereto acknowledge and agree that, in the event of an actual or threatened violation by any person of any of the restrictions of this Agreement, the CORPORATION will suffer irreparable harm, and the CORPORATION will be without adequate remedy at law.

         (g) ATF consents to the CORPORATION, or any assignee or affiliate of the CORPORATION restraining said violation or threatened violation by obtaining injunctive or mandatory relief, obtained in an action or proceeding instituted by any court of competent jurisdiction, said injunctive relief shall include, but not be limited to, a temporary restraining order and preliminary injunction without the posting of a bond of any kind.

         (h) Nothing contained herein shall be construed as prohibiting the CORPORATION, or any assignee or affiliate of the CORPORATION from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages from such person.

         (i) Each of the subsections of this Agreement is independent of each other subsection and the invalidity of any subsection shall have no effect on the validity or effectiveness of any other subsection.

         (j) The parties to this agreement acknowledge that the restrictions imposed by the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the CORPORATION, its assignees and affiliates.

         (k) In the event that any of the provisions of this Agreement relating to the period of restriction shall be deemed to exceed the maximum period of time which a court of competent jurisdiction would deem valid and enforceable, said period shall be deemed to be the maximum time which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened.

         (l) As consideration for this Restrictive Covenant, ATF has received the amount allocated under the Asset Purchase Agreement dated February 16, 2000 between the CORPORATION and ALLIED.





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         (m) This Agreement may be assigned by the CORPORATION.

         (n) All notices, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed, certified or registered mail, return receipt requested, postage prepaid, addressed to the parties hereto at the addresses set forth at the beginning of this Agreement, or such other addresses as shall have been given to the other parties for these purposes.

         (o) This Agreement and each of its provisions, whether or not so expressed, shall be binding upon the parties and their affiliates, successors and assigns. This Agreement shall inure to the benefit of each of the foregoing, but rights and interests under this Agreement shall be assignable only in accordance with the terms hereof and to the extent expressly permitted herein.

         (p) This Agreement has been made in the State of Florida, shall be interpreted and construed in accordance with the laws of that State, and the courts of that State shall have exclusive jurisdiction of any and all disputes which may arise hereunder or in connection herewith.

         (q) The parties shall, at any time and from time to time hereafter, on request, execute and deliver such other instruments, papers or documents as may reasonably be required for the purpose of giving full effect to this Agreement and to the terms and conditions set forth herein.

         (r) This Agreement may be executed in any number of counterparts, any one of which shall be deemed to be the original, although the others are not produced.

         (s) The captions herein contained have been inserted for convenience and reference only, and in no way define, limit or describe the scope and intent of any Article hereof.





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         (t) The invalidity or unenforceability of any provisions hereof, shall in no way effect the validity or enforceability of any other provisions hereof.

         (u) The failure of any party to enforce strict performance of this Agreement or any rights hereunder in any one or more instances shall not be deemed or construed to be a waiver of any terms, conditions, rights, options or remedies hereunder, and the same shall continue in full force and effect.

         (v) This Agreement contains the entire understanding of the parties and there are not representations, warranties, promises, covenants or undertakings by any of them other than those expressly set forth herein. No change, modification, discharge or termination of any of the provisions of this Agreement or obligations thereunder, shall be valid unless in writing and signed and acknowledged by the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                                          STAR SERVICES GROUP, INC.


                                          By: /s/ Phil Foreman
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                                          ATF HOLDINGS, INC.


                                          By: /s/ Eduardo Cusco
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